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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT: April 30, 2003
                        (Date of earliest event reported)




                         Commission File Number 1-14373



                         INSIGNIA FINANCIAL GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)




             Delaware                                           56-2084290
     (State of Incorporation)                               (I.R.S. Employer
                                                            Identification No.)



    200 Park Avenue, New York, New York                          10166
 (Address of Principal Executive Offices)                      (Zip Code)



                                 (212) 984-8033
              (Registrant's Telephone Number, Including Area Code)



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ITEM 9.  REGULATION FD DISCLOSURE AND ITEM 12. RESULTS OF OPERATIONS
         AND FINANCIAL CONDITION

     A debt offering circular disseminated today by CBRE Holding, Inc. ("CBRE Holding") in connection with the financing of its pending acquisition of Insignia Financial Group, Inc. ("Insignia") contains preliminary financial data regarding Insignia's quarter ended March 31, 2003. The disclosure in CBRE Holding's offering circular, in its entirety, is as follows:

                   "Insignia's preliminary unaudited consolidated revenue was $133.5 million for the first quarter of 2003, representing an increase of $9.4 million or 8% over the corresponding period in 2002. Substantially all of the revenue increase in 2003 was attributed to Insignia's service operations in the United States and the United Kingdom. Conversely, Insignia incurred a preliminary unaudited consolidated operating loss of approximately $10.0 million for the first quarter of 2003, compared to operating income of $97,000 for the corresponding period in 2002. The operating loss for the first quarter of 2003 was impacted by approximately $2.0 million of merger related expenses incurred for legal advice and other services in connection with the potential acquisition of Insignia by CBRE Holding. Insignia's results for the first quarter of 2002 have been restated to exclude the operations of Insignia's residential real estate services subsidiaries, Insignia Douglas Elliman LLC and Insignia Residential Group LLC, which were sold on March 14, 2003. See "--Sale of Insignia Douglas Elliman LLC and Insignia Residential Group LLC." The operating results of these businesses for the period from January 1, 2003 to March 14, 2003 and the first quarter of 2002 will be reported by Insignia as discontinued operations for financial reporting purposes.

                   "In the United States, service income of Insignia in 2003 declined by $5.1 million from $3.6 million for the first quarter of 2002 to a loss of $1.5 million for the corresponding period in 2003. The largest factor affecting service income was a change in the bonus plan for the New York consulting group that caused the acceleration of annual bonus compensation on a ratable basis across the year, thereby increasing expense by over $3.0 million in the first quarter of 2003, as compared to the corresponding period in 2002. In prior periods, bonuses payable to the consulting group were earned and expensed based solely on the consulting group's performance, which was nominal for the first quarter of 2002. Other contractual bonuses to certain key producers contributed a further $1.0 million to the quarter over quarter decline. In Europe, service income declined by $2.9 million from $3.2 million in the first quarter of 2002 to $282,000 for the corresponding period in 2003, primarily as a result of lower earnings in France, Spain and Germany compared to the corresponding period in 2002.

                   "The preliminary unaudited consolidated financial results for the first quarter of 2003 for CBRE Holding and Insignia are not final, and, as such, CBRE Holding and Insignia have not concluded their internal certification process nor have their respective auditors completed their review of such results. These preliminary unaudited consolidated operating results disclosed above could change and such changes could be material."

     The financial results disclosed today are not final. Insignia has not determined the adequacy of accruals for litigation and claims or completed its impairment analyses of investment properties, its analytical review of year-to-year changes or its processes for internal certification of first quarter results and acceptance by senior management. Insignia's auditors have also not completed their review of first quarter results.

     Insignia expects the financial results disclosed in the CBRE offering circular to be adjusted prior to Insignia's financial statements being issued for the quarter. Insignia expects to publicly file its final first quarter 2003 financial results on or about May 14, 2003.





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                                    SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


                                    INSIGNIA FINANCIAL GROUP, INC.



                                    By:  /s/ Adam B. Gilbert
                                        -------------------------------
                                        Adam B. Gilbert
                                        Executive Vice President







DATE: April 30, 2003